EXHIBIT 16.1

HEIN & ASSOCIATES LLP
Certified Public Accountants and Advisors

February 10, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Polar Molecular Holding Corporation’s statements included under Item 4.01 of its Form 8-K for February 10, 2005, and we agree with such statements concerning our Firm.

s/Hein & Associates LLP
HEIN & ASSOCIATES LLP

End of Filing